DISTRIBUTION AGREEMENT

                                     BETWEEN

                      FIRST SECURITY BENEFIT LIFE INSURANCE

                         AND ANNUITY COMPANY OF NEW YORK

                                       AND

                     T. ROWE PRICE INVESTMENT SERVICES, INC.

               THIS DISTRIBUTION AGREEMENT, made as of the 11th day of October, 1995, by and between FIRST SECURITY BENEFIT LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK ("Insurer"), a life insurance company organized under the laws of the State of New York, for itself and on behalf of the T. Rowe Price Variable Annuity Account of First Security Benefit Life Insurance and Annuity Company of New York (the "Separate Account"), a separate account established and maintained by Insurer under the laws of the State of New York, and T. ROWE PRICE INVESTMENT SERVICES, INC., a corporation organized and existing under the laws of the State of Maryland ("Underwriter").

                                          WITNESSETH:

               WHEREAS, the Separate Account has been established by Insurer to support a certain class of variable annuity contracts issued by Insurer;

               WHEREAS, the Separate Account has been registered as a unit investment trust under the federal Investment Company Act of 1940, as amended ("ICA-40");

               WHEREAS, the Separate Account is sub-divided into various subaccounts (the "subaccounts");

               WHEREAS, certain companies registered as open-end management investment companies under ICA-40 will serve as the underlying investment vehicles for the Separate Account;

               WHEREAS, such investment companies are authorized to issue shares of capital stock ("Shares") in separate series, with each such series representing the interests in a separate portfolio of securities and other assets;

               WHEREAS, each subaccount will purchase Shares of a corresponding investment company;

               WHEREAS, Underwriter is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended, ("SEA-34") and is a member of the National Association of Securities Dealers, Inc. ("NASD");

               WHEREAS, Underwriter, together with T. Rowe Price Insurance Agency, Inc. (the "Agency"), an insurance agency that is affiliated with Underwriter, desire to distribute the variable annuity contracts supported by the Separate Account and offered by Insurer; and

               WHEREAS, Insurer desires to issue such variable annuity contracts described more fully below to the public through Underwriter acting as the principal underwriter and the Agency acting as the insurance agency for such contracts;

               NOW, THEREFORE, in consideration of the premises and the mutual promises hereinafter set forth, the parties hereto agree as follows:

1.      ADDITIONAL DEFINITIONS

        (a) AFFILIATE -- With respect to a person, any other person controlling, controlled by, or under common control with, such person.

        (b) APPLICATION -- An application for a Contract and any other forms required to be completed before a Contract is issued.

        (c) CONTRACTS -- The class or classes of variable annuity contracts set forth on Schedule 1 to this Agreement as in effect at the Effective Date, and such other classes of variable insurance products that may be added to Schedule 1 from time to time in accordance with Section 18 of this Agreement, and including any riders to such Contracts and any other contracts offered in connection therewith. For purposes of Sections 3 and 14 of this Agreement, Contracts shall include Premiums for the Contracts.

        (d) DISTRIBUTOR -- A person registered as a broker-dealer and licensed as a life insurance agent or affiliated with a person so licensed, who in the future will be authorized to distribute the Contracts under arrangements that the parties may subsequently agree to as described in Section 2.A. of this Agreement.

        (e)    EFFECTIVE DATE-- The date as of which this Agreement is executed.

        (f) FUND -- An investment company established and/or distributed by Underwriter or an Affiliate, specified on Schedule 2 to this Agreement as in effect at the Effective Date, and such other investment companies that may be added to Schedule 2 from time to time in accordance with Section 18 of this Agreement.

        (g) PREMIUM -- A payment made under a Contract by an applicant or purchaser to purchase benefits under the Contract.

        (h) PROSPECTUS -- The prospectus and statement of additional information, if any, included within a Registration Statement, except that, if the most recently filed prospectus and statement of additional information filed pursuant to Rule 497 under SA-33 subsequent to the date on which a Registration Statement became effective differs from the prospectus and statement of additional information included within such Registration Statement at the time it became effective, the term "Prospectus" shall refer to the most recently filed prospectus and statement of additional information filed under Rule 497 under SA-33, from and after the date on which they each shall have been filed. For purposes of
               Section 14 of this Agreement, the term "any Prospectus" means any document which is or at any time was a Prospectus within the meaning of this definition.

        (i) REGISTRATION STATEMENT -- At any time that this Agreement is in effect, each currently effective registration statement, or currently effective post-effective amendment thereto, relating to the Contracts, including financial statements included in, and all exhibits to, such registration statement or post-effective amendment. For purposes of Section 14 of this Agreement, the term "Registration Statement" means any document which is or at any time was a Registration Statement within the meaning of this definition.

        (j) REGULATIONS -- The rules and regulations promulgated by the SEC under SA-33, SEA-34 and ICA-40.

        (k) REPRESENTATIVE -- When used with reference to Underwriter or a Distributor, an individual who is an associated person, as that term is defined in SEA-34, thereof.

        (l)    SA-33 -- The Securities Act of 1933, as amended.

        (m)    SEC -- The Securities and Exchange Commission.

2.      SALE OF CONTRACTS

        (A)    PRINCIPAL UNDERWRITER

               Insurer, on its behalf and on behalf of the Separate Account, authorizes Underwriter, on an exclusive basis, and Underwriter accepts such authority, to be the distributor and principal underwriter of the Contracts in the State of New York. Underwriter will use all reasonable efforts to distribute the Contracts, consistent with its other business, market and regulatory conditions, and any other restrictions that may become applicable to its activities. As exclusive distributor and principal underwriter, Underwriter shall have sole authority to solicit Applications and Premiums directly from customers and prospective customers located in the State of New York. Underwriter reserves the right to authorize third parties as Distributors to engage in distribution activities involving the solicitation of Applications and Premiums directly from customers and prospective customers, in each case as Underwriter may in its sole discretion so provide or limit, but in all such cases, subject to such general terms and conditions regarding arrangements with Distributors as the parties hereto may subsequently agree upon in writing, provided that Insurer reserves the right, which shall not be exercised unreasonably, to require that Underwriter not enter into a sales agreement with a proposed Distributor. Insurer shall appoint in the State of New York such Distributors or Distributor Representatives, provided that Insurer reserves the right, which right shall not be exercised unreasonably, to refuse to appoint as agent any Distributor or Distributor Representative, if any, or, once appointed, to terminate the same at any time with or without cause. Underwriter shall be an independent contractor and neither Underwriter, nor any of its officers, directors, employees, or agents is or shall be an employee of Insurer in the performance of Underwriter's duties hereunder. Underwriter is not hereby obligated to register or maintain its registration as a broker or dealer under the State securities laws of New York if, in the discretion of Underwriter, such registration is not practical, necessary for its duties under this Agreement, or feasible, nor does it restrict Underwriter from entering into distribution arrangements with other issuers or investment companies, except as otherwise agreed to in writing by the parties.

        (b)    INSURANCE AGENCY

               It is understood that, pursuant to an insurance agency agreement, Insurer will appoint the Agency as its insurance agent for the sale of the Contracts. Underwriter agrees that no Underwriter Representative shall engage in any solicitation activities on behalf of Underwriter unless such Representative is associated with Agency and subject to the supervision of Agency respecting compliance with New York State insurance law.

        (c)    NO ALTERATION, DISCHARGE, ETC., OF CONTRACTS

               Underwriter shall not have authority, and shall not grant authority to Underwriter Representatives, Distributors or Distributor Representatives, on behalf of Insurer: to make, alter, waive, change or discharge any Contract or other contract entered into pursuant to a Contract; to waive any Contract forfeiture provision; to extend the time of paying any Premium; to endorse checks or money orders payable to Insurer, or to receive any monies or Premiums (except for the sole purpose of forwarding monies or Premiums to Insurer). Underwriter shall not expend, nor contract for the expenditure of, the funds of Insurer. Underwriter shall not possess or exercise any authority on behalf of Insurer other than that expressly conferred on Underwriter by this Agreement. To the extent that Underwriter receives a check payable to "T. Rowe Price," Underwriter, or an affiliate thereof, and all or part of such check represents a Premium, such check shall be processed in accordance with mutually agreed upon procedures.

        (d)    OPINION OF INSURER'S COUNSEL

               The obligations of Underwriter under this Agreement are subject to the accuracy of the representations and warranties of Insurer contained in this Agreement, to the performance by Insurer of its obligations hereunder, and to the condition that (i) prior to the time that Underwriter begins offering the Contracts, Underwriter shall have received an opinion of the general counsel or an associate general counsel of Insurer, such opinion to be substantially to the effect set forth in Exhibit A hereto; and
               (ii) each time, during the period in which Underwriter is offering the Contracts, that an amendment to a Registration Statement becomes effective under Rule 485(a) under SA-33, Underwriter shall have received an opinion from the general counsel or associate general counsel to Insurer, that is reasonably acceptable to Underwriter, such opinion to be substantially to the effect set forth in Exhibit A hereto.

3.      SOLICITATION ACTIVITIES, APPLICATIONS AND PREMIUMS

        Underwriter agrees that its solicitation activities with respect to the Contracts shall be subject to applicable laws and regulations, procedures provided by Insurer, and the rules set forth herein:

        (a) Underwriter shall use Applications and other materials approved by Insurer for use in the solicitation activities with respect to the Contracts. Insurer shall notify Underwriter and the Agency in writing if the State of New York requires delivery of a statement of additional information for the Contracts with a prospectus to a prospective purchaser.

        (b) All Premiums paid by check or money order that are collected by Underwriter or any Underwriter Representative shall be remitted in full promptly, and in any event not later than two business days (except to the extent of any commissions deducted from Premiums in accordance with an insurance agency agreement), together with any Applications, forms and any other required documentation, to Insurer, P.O. Box 2788, Topeka, Kansas 66601-9804. Checks or money orders in payment of Premiums shall be drawn to the order of "First Security Benefit Life Insurance and Annuity Company." Premiums may be transmitted by wire order from Underwriter or the Agency to Insurer in accordance with the procedures reasonably agreed upon by the parties. If any Premium is held at any time by Underwriter, Underwriter shall hold such Premium in a fiduciary capacity and such Premium shall be remitted in full promptly, and in any event not later than two business days, to Insurer. All such Premiums, whether by check, money order or wire, shall be the property of Insurer.

        (c) Underwriter acknowledges that Insurer shall have the right to reject, in whole or in part, any Application, but only for reasonable cause and only after giving prior notice to Underwriter. In the event an Application is rejected, any Premium submitted therewith shall be returned by Insurer to the applicant. Insurer shall promptly notify Underwriter and, if applicable, the Distributor who submitted the Application, of such action. In the event that a purchaser exercises his or her free look right under their Contract, any amount to be refunded as provided in such Contract shall be so refunded to the purchaser by Insurer. Insurer shall notify Underwriter and, if applicable, the Distributor who solicited the Contract, of such action.

        (d) Underwriter intends that no recommendations will be made to prospects for the Contracts. To the extent that Underwriter or Underwriter Representatives make recommendations, or to the extent required by applicable securities laws, Underwriter and Underwriter Representatives will comply with Section 2 of Article III of the NASD's Rules of Fair Practice.

        (e) During the term of this Agreement, neither Underwriter nor any Underwriter Representative shall intentionally encourage a Contract owner to exchange his or her Contract for any other insurance contract except (i) with Insurer's consent or (ii) to comply with applicable laws, regulations or rules, including but not limited to the NASD Rules of Fair Practice.

        (f) All solicitation and sales activities engaged in by Underwriter and Underwriter Representatives in regard to the Contracts shall be in compliance with all applicable federal and New York State securities laws and regulations, as well as all applicable New York State insurance laws and regulations. No Underwriter Representative shall solicit the sale of a Contract unless at the time of such solicitation such individual is:

               (1) Properly licensed by the NASD and New York State insurance and securities regulatory authorities; and

               (2) Appointed as an insurance agent of Insurer, except as may be otherwise agreed to by Insurer.

        (g) Neither Underwriter nor any Underwriter Representative shall give any written information or make any written or oral representation in regard to a class of Contracts in connection with the offer or sale of such class of Contracts that is inconsistent with the then-currently effective Prospectus for such class of Contracts, or in the then-currently effective prospectus or statement of additional information for a Fund, or in current advertising materials for such class of Contracts which have been authorized by Insurer.

        (h) Neither Underwriter nor any Underwriter Representative shall offer, attempt to offer, or solicit Applications for the Contracts or deliver the Contracts, in any State other than New York.

4.      ADMINISTRATION

        (a) Insurer shall administer the Contracts in accordance with their terms and applicable laws and regulations, such administration to be performed in all respects at a level commensurate with those standards prevailing in the variable insurance industry. Neither Insurer nor its officers, directors, employees or agents (which, for these purposes shall not include Underwriter Representatives or Distributor Representatives) shall give any written information or make any written or oral representation in regard to a class of Contracts in connection with the offer or sale of such class of Contracts that is inconsistent with the then currently effective Prospectus for such class of Contracts, or the then currently effective prospectus or statement of additional information for a Fund, or in current advertising materials for such class of Contracts which have been authorized by Underwriter.

        (b) Insurer, as agent for Underwriter, shall confirm to each applicant for and purchaser of a Contract in accordance with Rule 10b-10 under SEA-34 acceptance of premiums and such other transactions as are required to be confirmed by Rule 10b-10 or administrative interpretations thereunder, or any NASD requirements. Insurer shall not be separately compensated for these services.

        (c) Insurer shall maintain and preserve such books and records with respect to the Contracts in conformity with the requirements of Rules 17a-3 and 17a-4 under SEA-34 including, to the extent such requirements apply, all books and records with respect to confirmations provided under Rule 10b-10. Insurer shall maintain all such books and records, which shall be considered the joint property of Insurer and Underwriter, and Insurer acknowledges that such books and records are at all times subject to inspection by the SEC and the NASD in accordance with Section 17(a) of SEA-34 and shall provide copies thereof upon Underwriter's request. Insurer shall not be separately compensated for these services.

        (d) Insurer shall not sub-contract with another person other than an affiliate of Insurer to perform any of the functions contemplated by this Section or maintain any information, books and records contemplated by this Agreement without first obtaining such person's undertaking, in writing, to comply with the provisions of this Agreement to keep confidential all proprietary information obtained by such person, and to acknowledge that such information, books and records are at all times subject to inspection by the SEC, NASD or any state regulatory body, administrative agency or any other governmental instrumentality, and further, without obtaining Underwriter's prior written consent. In addition, such person shall be required, upon the request of Underwriter, and at the expense of the Insurer, to furnish such information, books and records to Underwriter.

5.      MARKETING

        Underwriter shall have responsibility for and control over the marketing name, marketing arrangements, marketing materials and marketing practices, respecting the Contracts and, subject to the effectiveness of the Registration Statement respecting the Contracts and approval of the Contracts in the State of New York, the timing and commencement of the offering of the Contracts. Underwriter shall be responsible for the design and preparation of all promotional, sales and advertising material relating to the Contracts. Insurer may propose any additional or alternative marketing arrangements for the Contracts, including any proposed marketing name, arrangements, materials and practices, which shall be subject to Underwriter's prior review and approval. No promotional, sales or advertising material may be used by any party without the approval of the other party. Prior to any use with members of the public, the following procedures shall be observed:

        (a) Each party shall provide to the other party copies of all promotional, sales and advertising material developed by such party, if any, for such other party's review and written approval, and each party shall be given a reasonable amount of time to complete its review.

        (b) Each party shall respond on a prompt and timely basis in approving any such material and shall act reasonably in connection therewith.

        (c) Insurer shall be responsible for filing all promotional, sales or advertising material, whether developed by Underwriter or Insurer, as required, with any state insurance regulatory authorities.

        (d) Underwriter shall be responsible for filing all promotional, sales or advertising material, whether developed by Underwriter or Insurer, as required, with the NASD, and New York State securities regulatory authorities.

        (e) Each party shall notify the other party expeditiously of any comments provided by the NASD or any securities or insurance regulatory authority on such material, and will cooperate expeditiously in resolving and implementing any comments, as applicable.

        The parties acknowledge that such material, to the extent it identifies or discusses a Fund, may be subject to review and approval procedures implemented by that Fund. Each party reserves the right, after having approved a piece of material, to object to further use of such material and may require the other party to cease use of such material.

6.      COMPENSATION

        Insurer may pay marketing allowance expenses, if any, to the Agency with respect to Contracts sold pursuant to this Agreement in the amounts and under the rules and procedures set forth in an insurance agency agreement.

7.      EXPENSES

        (a)    INSURER

               With respect to this Agreement, Insurer shall pay (or will enter into arrangements providing that persons other than Insurer shall pay) all expenses in connection with:

               (1) the preparation and filing of each Registration Statement for the Contracts (including each pre-effective and post-effective amendment thereto) and the preparation and filing of each Prospectus for the Contracts (including any preliminary and each definitive Prospectus);

               (2) the preparation, insurance underwriting, issuance and administration of the Contracts; provided that Insurer shall not be responsible for expenses, including the expense of a leased line, incurred by Underwriter in connection with the service center operated by Underwriter;

               (3) any registration, qualification or approval of the Contracts for offer and sale required under the securities, blue-sky or insurance laws of the State of New York;

               (4) all registration fees for the Contracts payable to the SEC and the NASD; and

               (5) the printing of the Prospectus for the Contracts (or its pro rata share of expenses in the event the Prospectuses for the Contracts and the Funds are printed together in one document) and any supplements thereto for distribution to existing contract owners and its pro rata share of expenses of mailing the Prospectuses for the Contracts and the Funds to existing Contract owners.

        (b)    Underwriter

               With respect to this Agreement, Underwriter shall pay (or will enter into arrangements providing that persons other than Underwriter shall pay) the following expenses related to its distribution of the Contracts:

               (1) the compensation of Underwriter Representatives and employees, and Distributors, if any;

               (2) expenses associated with the registration and training of Underwriter Representatives and other employees involved in the distribution of the Contracts;

               (3) expenses incurred in connection with its registration as a broker or dealer or the registration or qualification of its officers, directors or Representatives under federal and New York State laws;

               (4) the costs of any promotional, sales and advertising material, including Applications and any other materials included in the fulfillment kit, that Underwriter develops for its use in connection with the sale of the Contracts; and

               (5) expenses of printing and mailing the Prospectuses for the Contracts and the Funds (and any supplements thereto) for distribution to prospective customers.

        (c)    OTHER EXPENSES

               Other than as specifically provided in this Agreement or in an insurance agency agreement, Insurer shall pay all expenses that it incurs in connection with this Agreement and Underwriter shall pay all expenses that it incurs in connection with this Agreement; it being understood that neither Underwriter nor the Agency shall be responsible for any expenses relating to the Contracts or the processing of Contracts, Premiums or Applications, including without limitation any expenses incurred in connection with the return of Premiums solicited by Distributors, if any, for Applications rejected by Insurer, or relating to any of the matters or acts contemplated by this Agreement, except to the extent expressly set forth herein. Except as specifically provided above or as otherwise agreed to in writing by the parties, it is further understood that Insurer shall not bear any responsibility for the expenses of the Underwriter and Underwriter Representatives, nor for printing the prospectuses and statements of additional information for the Funds, nor for the preparation of the registration statements for the Funds nor for providing seed capital for the Funds, nor for any other expenses relating to the Funds.

8.      REPRESENTATIONS AND WARRANTIES OF INSURER

        (a) Insurer represents and warrants to Underwriter on the Effective Date that:

               (1) Insurer has been duly organized and is validly existing as a corporation in good standing under the laws of the State of New York with full power and authority to own, lease and operate its properties and conduct its business, is duly qualified to transact the business of a life insurance company and to issue variable insurance products.

               (2) The execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate action by Insurer, and when so executed and delivered this Agreement shall be the valid and binding obligation of Insurer enforceable in accordance with its terms.

               (3) The consummation of the transactions contemplated herein, and the fulfillment of the terms of this Agreement, shall not conflict with, result in any breach in any material respect of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default in any material respect under, the articles of incorporation or bylaws of Insurer, or any indenture, agreement, mortgage, deed of trust, or other instrument to which Insurer is a party or by which it is bound, or, to the best of Insurer's knowledge, violate in any material respect any law, any order, rule or regulation applicable to Insurer of any court or of any federal or state regulatory body, administrative agency or any other governmental instrumentality having jurisdiction over Insurer or any of its properties.

        (b) Insurer further represents and warrants to Underwriter on the effective date of the initial Registration Statement for the Contracts, and undertakes to use its best efforts to ensure as of the effective date of each subsequent Registration Statement, that:

               (1) Insurer has filed with the SEC all statements, notices and other documents required for registration of the Contracts (or the interests therein) and the Separate Account under the provisions of ICA-40 and SA-33 and the Regulations thereunder; further, there are no contracts or documents of Insurer or relating to the Contracts or the Separate Account which are required to be filed as exhibits to such Registration Statement by SA-33, ICA-40 or the Regulations which have not been so filed.

               (2) Such Registration Statement has been declared effective by the SEC or has become effective in accordance with the Regulations.

               (3) Insurer has not received any notice from the SEC with respect to such Registration Statement pursuant to Section 8(e) of ICA-40 and no stop order under SA-33 has been issued and no proceeding therefor has been instituted or threatened by the SEC.

               (4) Insurer has obtained, or prior to the commencement of the offering of the Contracts will obtain, all necessary or customary orders of exemption or approval from the SEC to permit the distribution of the Contracts pursuant to this Agreement and to permit the operation of the Separate Account supporting such Contracts as contemplated in the related Prospectus, and such orders apply to Underwriter, as principal underwriter for the Contracts and the Separate Account to the extent necessary.

               (5) Such Registration Statement and the related Prospectus comply in all material respects with the provisions of SA-33 and ICA-40 and the Regulations, and neither the Registration Statement nor the Prospectus contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances in which they were made; provided, however, that none of the representations and warranties in this Section 8(b)(5) shall apply to statements or omissions from a Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to Insurer in writing by Underwriter expressly for use in such Registration Statement or Prospectus.

               (6) The Separate Account has been duly established by Insurer and conforms to the description thereof in the Registration Statement and the Prospectus for the Separate Account.

               (7) The form of the Contracts has been approved to the extent required by the New York Superintendent of Insurance on the pertinent date of each Registration Statement.

               (8) The Contracts have been duly authorized by Insurer and conform to the descriptions thereof in the Registration Statement for the Contracts and the related Prospectus and, when issued as contemplated by such Registration Statement, shall constitute legal, validly issued and binding obligations of Insurer in accordance with their terms.

               (9) No other consent, approval, authorization or order of any court or governmental authority or agency is required for the issuance or sale of the Contracts, the establishment or operation of the Separate Account, or for the consummation of the transactions contemplated by this Agreement, that has not been obtained.

9.      Undertakings of Insurer

        Insurer undertakes as follows:

        (a) Insurer shall use its best efforts to maintain the registration of the Contracts (or interests therein) and the Separate Account with the SEC and to maintain any registrations and approvals of the Contracts and the Separate Account with the securities or insurance regulatory bodies or administrative agencies of the State of New York, and Insurer shall maintain the registration of the Contracts (or interests therein) and the Separate Account with such state securities regulatory bodies and any other governmental instrumentalities of the State of New York as Insurer deems appropriate.

        (b) Insurer shall take all action necessary to cause the Contracts to comply, and to continue to comply, as annuity contracts under the insurance laws of the State of New York and federal tax laws. In the event of a change in applicable law that renders it impracticable or impossible to maintain the Contracts as annuity contracts, Insurer shall consult with Underwriter and shall take no action respecting the Contracts without the consent of Underwriter.

        (c) Insurer shall take all action necessary to cause the Separate Account to comply, and to continue to comply, with the provisions of ICA-40 and the Regulations applicable to the Separate Account as a registered investment company classified as a unit investment trust and a separate account, and deemed to be issuing periodic payment plan certificates.

        (d) Insurer shall not deduct any amounts from the assets of the Separate Account or enter into a transaction or arrangement involving the Contracts or the Separate Account or cause the Separate Account to enter into any such transaction or arrangement without obtaining any necessary or customary approvals or exemptions from the SEC or any no-action assurance deemed necessary from the SEC staff and without ensuring that such approval, exemption or assurance applies to Underwriter as the principal underwriter for the Contracts, to the extent necessary or appropriate.

        (e) Insurer shall provide Underwriter with preliminary drafts of any amendments to Registration Statements, supplements to Prospectuses, exemptive applications or no-action requests to be filed with the SEC in connection with the Contracts, the Separate Account, or both. Insurer shall provide Underwriter with a reasonable opportunity to review and comment on such drafts before any such materials are filed with the SEC. Insurer shall furnish Underwriter with copies of any such materials or amendments thereto, as filed with the SEC, promptly after the filing thereof, and any SEC communications or orders with respect thereto, promptly after receipt thereof. Insurer shall maintain and keep on file in its principal executive office any file memoranda or any supplemental materials referred to in such Registration Statements, exemptive applications and no-action requests and shall maintain and, as necessary, amend such memoranda or materials and shall provide or otherwise make available copies of such memoranda and materials to Underwriter.

        (f) Insurer shall notify Underwriter immediately upon discovery or in any event as soon as possible under the following circumstances:

               (1) Of any event which makes any material statement made in the Registration Statement or the Prospectus untrue in any material respect or results in a material omission in the Registration Statement or the Prospectus;

               (2) Of any request by the SEC for any amendment to the Registration Statement, or any supplement to the Prospectus, or statement of additional information;

               (3)    Of the issuance by the SEC of any notice pursuant to
                      Section 8(e) of ICA-40, any stop order with respect to the Registration Statement or any amendment thereto, or the initiation of any proceedings for that purpose or for any other purpose relating to the registration and/or offering of the Contracts;

               (4) Of any event of the Contracts' or the Separate Account's noncompliance with the applicable requirements of the Internal Revenue Code or regulations, rulings, or interpretations thereunder that could jeopardize the Contracts' status as annuity contracts;

               (5) Of any change in applicable insurance laws or regulations of the State of New York materially adversely affecting the insurance status of the Contracts or Underwriter's obligations with respect to the distribution of the Contracts;

               (6) Of any loss or suspension of the approval of the Contracts or distribution thereof by the securities or insurance regulatory body, administrative agency, or any other governmental instrumentality of, the State of New York, any loss or suspension of Insurer's certificate of authorization to do business or to issue variable insurance contracts in such State, or of the lapse or termination of the Contracts' or the Separate Account's registration, approval or clearance in such State;

               (7) Of any termination of the authorization or approval of the sale of the Contracts in the State of New York;

               (8) Of any material adverse change in the condition (financial or otherwise) of Insurer or the Separate Account that would cause the information in the Registration Statement to be materially misleading; and

               (9) Of any event which causes a representation or warranty of Insurer contained in this Agreement to no longer be true.

        (g) Insurer shall notify Underwriter in a reasonably timely manner under the circumstances:

               (1) When a Registration Statement has become effective or any post-effective amendment with respect to a Registration Statement becomes effective thereafter;

               (2) When any registration of the Contracts (or interests therein) under the securities or blue sky laws of the States of New York has become effective to the extent not yet obtained as of the Effective Date; and

               (3) When approval of the Contract forms under the applicable insurance laws of the State of New York has been obtained to the extent not yet obtained as of the Effective Date.

        (h) Insurer shall provide Underwriter access to such records, officers and employees of Insurer at reasonable times as is necessary to enable Underwriter to fulfill its obligation, as the underwriter under SA-33 for the Contracts and as principal underwriter for the Separate Account under ICA-40, to perform due diligence and to use reasonable care.

        (i) Insurer shall use its best efforts to timely file each post-effective amendment to a Registration Statement, Prospectus, annual reports on Form N-SAR, and all other reports, notices, statements and amendments required to be filed by or for Insurer and the Separate Account with the SEC under SA-33, SEA-34 and/or ICA-40 or any applicable Regulations. Insurer shall timely file Rule 24f-2 notices required to be filed by or for Insurer and the Separate Account with the SEC under SA-33 and/or ICA-40 or any applicable Regulations. To the extent there occurs an event or development (including, without limitation, a change of applicable law, regulation or administrative interpretation) warranting an amendment to the Registration Statement or supplement to the Prospectus, Insurer shall endeavor to promptly prepare and file such amendment or supplement with the SEC.

        (j)    To the extent that Insurer is responsible for printing under
               Section 7, Insurer shall provide Underwriter with as many copies of the Prospectus (and any amendments or supplements to the Prospectus) as Underwriter may reasonably request.

        (k) Insurer shall deliver to Underwriter, as soon as practicable after it becomes available, the annual statement for Insurer and for the Separate Account in the form filed with the State of New York.

        (l) Insurer shall furnish to Underwriter without charge promptly after filing ten (10) complete copies of each Registration Statement and any pre-effective or post-effective amendment thereto, including financial statements and all exhibits not incorporated therein by reference.

10.     REPRESENTATIONS AND WARRANTIES OF UNDERWRITER

        Underwriter represents and warrants to Insurer on the Effective Date as follows:

        (a) Underwriter has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland with full power and authority to own, lease and operate its properties and to conduct its business, and is in good standing, in each state in which its business so requires.

        (b) The execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate action by Underwriter, and when so executed and delivered this Agreement shall be the valid and binding obligation of Underwriter enforceable in accordance with its terms.

        (c) The consummation of the transactions contemplated herein, and the fulfillment of the terms of this Agreement, shall not conflict with, result in any breach in any material respect of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default in any material respect under, the articles of incorporation or bylaws of Underwriter, or any indenture, agreement, mortgage, deed of trust, or other instrument to which Underwriter is a party or by which it is bound, or to the best of Underwriter's knowledge violate in any material respect any law, or, to the best of Underwriter's knowledge, any order, rule or regulation applicable to Underwriter of any court or of any federal or state regulatory body, administrative agency or any other governmental instrumentality having jurisdiction over Underwriter or any of its properties.

        (d) Underwriter is registered as a broker-dealer under SEA-34, is a member of the NASD, and is duly registered as a broker-dealer under the securities laws of the State of New York to the extent required in connection with its obligations under this Agreement, and its Representatives, together with Agency, are or shall be fully licensed in accordance with New York State insurance laws to the extent necessary to perform their obligations under this Agreement.

        (e) Underwriter is and shall remain during the term of this Agreement in compliance with Section 9(a) of ICA-40.

11.     UNDERTAKINGS OF UNDERWRITER

        Underwriter undertakes as follows:

        (a) Underwriter shall train, supervise and be solely responsible for the conduct of its Representatives in their solicitation of Contracts, and shall supervise their compliance with applicable rules and regulations of any New York State securities regulatory agency that has jurisdiction over variable annuity sales activities.

        (b) Underwriter will use its best efforts to maintain its registration as a broker-dealer under SEA-34 and its membership with the NASD, and will use its best efforts to maintain its registration as a broker-dealer with the applicable securities authorities under the laws of the State of New York where necessary in connection with its obligations under this Agreement.

        (c) Underwriter shall be responsible for its own conduct and the employment, control, and conduct of its officers, employees and agents and for injury to such officers, employees or agents or to others through its officers, employees or agents. Underwriter assumes full responsibility for its officers, employees and agents under applicable laws, rules and regulations and agrees to pay all employee taxes thereunder.

        (d) Underwriter will notify Insurer if its SEC or New York State broker-dealer registration or NASD membership is terminated or if it is the subject of any proceeding that, in its reasonable judgment, is likely to result in such termination.

        (e) Underwriter shall notify Insurer immediately upon discovery or in any event as soon as possible under the following circumstances:

               (1) Of any material adverse change in the condition (financial or otherwise) of Underwriter that would materially affect Underwriter's obligations with respect to the distribution of the Contracts; and

               (2) Of any event which causes a representation or warranty of Underwriter contained in this Agreement to no longer be true.

12.     RECORDS

        Insurer and Underwriter each shall maintain such accounts, books, records and other documents as are required to be maintained by each of them by applicable laws and regulations and shall preserve such accounts, books, records and other documents for the periods prescribed by such laws and regulations. The accounts, books, records and other documents of Insurer, the Separate Account and Underwriter as to all transactions hereunder shall be maintained so as to clearly and accurately disclose the nature and details of the transactions, including such accounting information as necessary to support the reasonableness of the amounts paid by Insurer hereunder. Each party shall have the right to inspect and audit such accounts, books, records and other documents of the other party during normal business hours upon reasonable written notice to the other party. Each party shall keep confidential all information obtained pursuant to such an inspection or audit, and shall disclose such information to third parties only upon receipt of written authorization from the other party or as otherwise described in Section 15, below.

13.     INVESTIGATIONS AND PROCEEDINGS

        (a)    COOPERATION

               Underwriter and Insurer shall cooperate fully in any insurance or securities regulatory investigation or proceeding or judicial proceeding with respect to Insurer, Underwriter, their Affiliates and their agents, Representatives or employees to the extent that such investigation or proceeding is in connection with the offering, sale or distribution of the Contracts distributed under this Agreement. Without limiting the foregoing, Insurer and Underwriter shall notify each other promptly of any notice of any regulatory investigation or proceeding or judicial proceeding, arising in connection with the offering, sale or distribution of the Contracts distributed under this Agreement, received by either party with respect to Insurer, Underwriter or any of their Affiliates, agents, Representatives or employees or which may affect Insurer's issuance or Underwriter's distribution of any Contract marketed under this Agreement.

        (b)    CUSTOMER COMPLAINT

               Insurer and Underwriter shall notify each other promptly in the case of a substantive customer complaint arising in connection with the offering, sale or distribution of the Contracts distributed under this Agreement. In addition, Underwriter and Insurer shall cooperate in investigating such complaint and any response by either party to such complaint shall be sent to the other party for written approval not less than five business days prior to its being sent to the customer or any regulatory authority, except that if a more prompt response is required, the proposed response shall be communicated by telephone or facsimile. In any event, neither party shall release any such response without the other party's prior written approval.

14.     INDEMNIFICATION

        (a)    BY UNDERWRITER

               Underwriter agrees to indemnify and hold harmless Insurer and each of its directors and officers and each person, if any, who controls Insurer within the meaning of Section 15 of SA-33 (collectively, the "Indemnified Parties" for purposes of this Section 14(a)), against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of Underwriter) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law, or otherwise, insofar as such losses, claims expenses, damages, liabilities (or actions in respect thereof) or settlements:

               (1) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact or omission or alleged omission to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, in light of the circumstances in which they were made, contained in any Registration Statement or in any Prospectus; to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission: (i) was made in reliance upon information furnished in writing to Insurer by Underwriter specifically for use in the preparation of any such Registration Statement or any amendment thereof or supplement thereto; or (ii) was contained in (A) any registration statement, or any post-effective amendment thereto which becomes effective, filed by or on behalf of a Fund with the SEC relating to Shares, including any financial statements included in, or any exhibit to, such registration statement or post-effective amendment, (B) any prospectus of a Fund relating to the Shares either contained in any such registration statement or post-effective amendment or filed pursuant to Rule 497(c) or Rule 497(e) under SA-33, or (C) in any promotional, sales or advertising material or written information relating to the Shares authorized by or on behalf of a Fund; or

               (2) result because of any use by Underwriter or any Underwriter Representative of promotional, sales or advertising material not authorized by Insurer or any written or oral misrepresentations by Underwriter or any Underwriter Representative or any unlawful sales practices concerning the Contracts by Underwriter or any Underwriter Representative under federal securities laws or NASD regulations or other applicable law, or from the failure to deliver the Prospectus or prospectuses for the Funds to the extent required; or

               (3) result from any claims by agents or Representatives or employees of Underwriter for commissions or other compensation or remuneration of any type; or

               (4) arise out of or result from any material breach by Underwriter or any Underwriter Representative of any provision of this Agreement.

               This indemnification shall be in addition to any liability that Underwriter may otherwise have; provided, however, that no Indemnified Party shall be entitled to indemnification pursuant to this provision if such loss, claim, expense, damage, liability or litigation is due to the willful misfeasance, bad faith or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to Insurer.

               Underwriter shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified Underwriter in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify Underwriter of any such claim shall not relieve Underwriter from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Party, Underwriter will be entitled to participate, at its own expense, in the defense thereof. Underwriter also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from Underwriter to such party of Underwriter's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional legal counsel retained by it, and Underwriter will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

               Underwriter agrees to promptly notify Insurer of the commencement of any litigation or proceedings against it or a Fund or any of Underwriter's directors, officers, employees or agents in connection with the sale of any Contracts.

        (b)    BY INSURER

               Insurer agrees to indemnify and hold harmless Underwriter and each of its directors and officers and each person, if any, who controls Underwriter within the meaning of Section 15 of SA-33 (collectively, the "Indemnified Parties" for purposes of this Section 14(b)), against any and all losses, claims expenses, damages, liabilities (including amounts paid in settlement with the written consent of Insurer) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law, or otherwise, insofar as such losses, claims expenses, damages, liabilities (or actions in respect thereof) or settlements:

               (1) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact or omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances in which they were made, contained in any Registration Statement or in any Prospectus; provided that Insurer shall not be liable in any such case to the extent that such loss, liability, damage, claim or expense arises out of, or is based upon, an untrue statement or alleged untrue statement or omission or alleged omission: (i) was made in reliance upon information furnished in writing to Insurer by Underwriter specifically for use in the preparation of any such Registration Statement or any amendment thereof or supplement thereto; or (ii) was contained in (A) any registration statement, or any post-effective amendment thereto which becomes effective, filed by or on behalf of a Fund with the SEC relating to Shares, including any financial statements included in, or any exhibit to, such registration statement or post-effective amendment, (B) any prospectus of a Fund relating to the Shares either contained in any such registration statement or post-effective amendment or filed pursuant to Rule 497(c) or Rule 497(e) under SA-33, or (C) in any promotional, sales or advertising material or written information relating to the Shares authorized by or on behalf of a Fund; or

               (2) result because of the terms of any Contract or because of any material breach by Insurer or any of its officers, directors, employees or agents (which, for these purposes, shall not include Underwriter Representatives or Distributor Representatives) of any provision of this Agreement or of any Contract; or

               (3) result because of any use by Underwriter or any Underwriter Representative of promotional, sales and/or advertising material prepared by Insurer or any written or oral misrepresentations by Insurer, its officers, directors, employees or agents (which, for these purposes, shall not include Underwriter Representatives or Distributor Representatives), or any unlawful sales practices concerning the Contracts by Insurer, its officers, directors, employees, or agents (which, for these purposes, shall not include Underwriter Representatives or Distributor Representatives) under the federal securities laws or NASD regulations or other applicable law; or

               (4) arise out of or result from any material breach by Insurer of any provision of this Agreement.

               This indemnification shall be in addition to any liability that Insurer may otherwise have; provided, however, that no Indemnified Party shall be entitled to indemnification pursuant to this provision if such loss, claim, expense, damage, liability or litigation is due to the willful misfeasance, bad faith or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to Underwriter.

               Insurer shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified Insurer in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify Insurer of any such claim shall not relieve Insurer from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Party, Insurer will be entitled to participate, at its own expense, in the defense thereof. Insurer also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from Insurer to such party of Insurer's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional legal counsel retained by it, and Insurer will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

               Insurer agrees to promptly notify Underwriter of the commencement of any litigation or proceedings against it or any of its directors, officers, employees or agents in connection with the sale of any Contracts.

        (c)    SURVIVAL OF INDEMNIFICATION

               The indemnification provisions contained in this Section 14 shall remain operative in full force and effect, regardless of (1) any investigation made by or on behalf of Insurer or Underwriter or by or on behalf of any controlling person thereof, (2) delivery of any Contracts and Premiums therefor, and (3) any termination of this Agreement. A successor by law of Underwriter or Insurer, as the case may be, shall be entitled to the benefits of the indemnification provisions contained in this Section 14.

15.     CONFIDENTIAL AND PROPRIETARY INFORMATION

        At all times throughout the term of this Agreement, and following any termination or expiration of this Agreement, each party and all of its respective Affiliates, and each officer, director, shareholder, employee or agent thereof, shall maintain the confidentiality of (i) this Agreement, (ii) the transactions and other matters contemplated herein,
        (iii) any proprietary or other information provided by one party to the other party to facilitate the transactions contemplated herein, provided that this obligation of confidentiality shall not apply to: (i) disclosures required to be made to any regulatory bodies, administrative agencies or other governmental instrumentalities or disclosures deemed by such party to be desirable to disclose to any such entity; (ii) disclosures made to attorneys, accountants and other representatives in order to assist in the consummation of the transactions and other matters contemplated herein; (iii) disclosures otherwise required by applicable law; or (iv) disclosures to which the other party consents; provided further that, with respect to the immediately foregoing clauses
        (i) and (iii), any party that makes such a disclosure shall so notify the other party prior to or simultaneously with making such disclosure to the extent reasonably practicable; and provided further that, with respect to the foregoing clause (ii), a party shall make disclosures regarding this Agreement and the transactions contemplated herein only to such party's attorneys, accountants and other third party representatives who agree to keep such information confidential in accordance with this Section.

16.     DURATION AND TERMINATION OF THIS AGREEMENT

        (a)    TERM

               This Agreement shall become effective upon the Effective Date and shall remain in effect for five years from the Effective Date and from year to year thereafter, unless terminated as provided herein.

        (b)    TERMINATION

               After the initial term, this Agreement may be terminated at any time, on 60 days written notice, without the payment of any penalty, by Underwriter or Insurer.

        (c)    ASSIGNMENT

               This Agreement will automatically terminate in the event of its assignment, as such term is defined in ICA-40, without the prior written consent of the other party.

        (d)    TERMINATION UPON MATERIAL BREACH

               This Agreement may be terminated at the option of either party to this Agreement upon the other party's material breach of any provision of this Agreement or of any representation made in this Agreement, unless such breach has been cured within 10 days after receipt of notice of breach from the non-breaching party.

        (e)    TERMINATION OF FUND PARTICIPATION AGREEMENT

               Either party has the right to terminate this Agreement in the event of termination of the Fund Participation Agreement between Underwriter, Insurer, and the Funds.

        (f)    EFFECT OF TERMINATION

               Upon termination of this Agreement all authorizations, rights and obligations shall cease except: (1) the obligation to settle accounts hereunder, including commissions, if any, on Premiums subsequently received for Contracts in effect at the time of termination or issued pursuant to Applications received by Insurer prior to termination; and (2) the obligations contained in Sections 2(d), 6, 7, 8(b), 9 (but not clause (h) thereof), 12, 13, 14, and 15 hereof.

17.     AMENDMENT OF THIS AGREEMENT

        No provisions of this Agreement may be changed, waived, discharged, or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge, or termination is sought.

18.     AMENDMENT OF SCHEDULES

        The parties to this Agreement may amend Schedules 1 and 2 to this Agreement from time to time to reflect additions of or changes in any class of Contracts, Separate Accounts, subaccounts and Funds that have been agreed upon. The provisions of this Agreement shall be equally applicable to each such class of Contracts, Separate Accounts, subaccounts and Funds that may be added to the Schedules, unless the context otherwise requires.

19.     MISCELLANEOUS

        (a)    CAPTIONS

               The captions in this Agreement are included for convenience of reference only, and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

        (b)    COUNTERPARTS

               This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        (c)    RIGHTS, REMEDIES, ETC., ARE CUMULATIVE

               The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws. Failure of either party to insist upon strict compliance with any of the conditions of this Agreement shall not be construed as a waiver of any of the conditions, but the same shall remain in full force and effect. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver.

        (d)    INTERPRETATION; JURISDICTION

               This Agreement constitutes the whole agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior oral or written understandings, agreements or negotiations between the parties with respect to such subject matter. No prior writings by or between the parties with respect to the subject matter hereof shall be used by either party in connection with the interpretation of any provision of this Agreement. This Agreement shall be construed and its provisions interpreted under and in accordance with the internal laws of the state of Maryland without giving effect to principles of conflict of laws.

        (e)    SEVERABILITY

               This is a severable Agreement. In the event that any provision of this Agreement would require a party to take action prohibited by applicable federal or state law or prohibit a party from taking action required by applicable federal or state law, then it is the intention of the parties hereto that such provision shall be enforced to the extent permitted under the law, and, in any event, that all other provisions of this Agreement shall remain valid and duly enforceable as if the provision at issue had never been a part hereof.

        (f)    REGULATION

               This Agreement shall be subject to the provisions of SA-33, SEA-34 and ICA-40 and the Regulations and the rules and regulations of the NASD, from time to time in effect, including such exemptions from ICA-40 as the SEC may grant, and the terms hereof shall be interpreted and construed in accordance therewith. Without limiting the generality of the foregoing, the term "assigned" shall not include any transaction exempted from
               Section 15(b)(2) of ICA-40.

20.     NOTICE, CONSENT AND REQUEST

        Any notice, consent or request required or permitted to be given by either party to the other shall be deemed sufficient if sent by facsimile transmission followed by Federal Express or other overnight carrier, or if sent by registered or certified mail, postage prepaid, addressed by the party giving notice to the other party at the following address (or at such other address for a party as shall be specified by like notice):

   if to Insurer:

          First Security Benefit Life Insurance and Annuity Company of New York
          Attn:  Anita Larson
          70 West Red Oak Lane, Fourth Floor
          White Plains, New York  10604

        Copy to:

          Security Benefit Life Insurance Company
          Attn:  Amy J. Lee, Esq.
          700 Harrison Street
          Topeka, Kansas 66636

   and if to Underwriter:

          T. Rowe Price Investment Services, Inc.
          Attn:  Henry Hopkins, Esq.
          100 East Pratt Street
          Baltimore, Maryland 21202.

        IN WITNESS WHEREOF, Insurer and Underwriter have each duly executed this Agreement as of the day and year first above written.

                      FIRST SECURITY BENEFIT LIFE INSURANCE
                      AND ANNUITY COMPANY OF NEW YORK

                      By Its Authorized Officer

                      By:__________________________________
                                  Anita Larson

                      Title: Chief Administrative Officer

                      Date: October 11, 1995

                      T. ROWE PRICE INVESTMENT SERVICES, INC.

                      By Its Authorized Officer

                      By:__________________________________
                                  Nancy M. Morris

                      Title: Vice President

                      Date:  October 11, 1995

                                    EXHIBIT A

                      Form of Opinion Pursuant to Section 2

T. Rowe Price Investment Services, Inc.

Dear Sirs:

   You have requested our opinion with respect to certain matters in connection with the execution of the distribution agreement dated as of October 11, 1995 (the "Agreement") entered into between you ("Underwriter) and First Security Benefit Life Insurance and Annuity Company of New York ("Insurer"). The Agreement relates to your distribution of certain variable insurance contracts, described more specifically in a registration statement, as amended, on Form N-4 filed with the Securities and Exchange Commission ("SEC"), File No. 33-83240, which are to be issued by Insurer and supported by the T. Rowe Price Variable Annuity Account of Insurer. All capitalized terms contained herein not otherwise defined shall have the meaning assigned to them in the Agreement.

   We are of the following opinion:

        (1) Insurer has been duly organized and is validly existing as a corporation in good standing under the laws of the State of New York with full power and authority to own, lease and operate its properties and conduct its business, is duly qualified to transact the business of a life insurance company and to issue variable insurance products.

        (2) The execution and delivery of the Agreement and the consummation of the transactions contemplated therein have been duly authorized by all necessary corporate action by Insurer, and when so executed and delivered the Agreement shall be the valid and binding obligation of Insurer enforceable in accordance with its terms.

        (3) The consummation of the transactions contemplated by the Agreement, and the fulfillment of its terms, shall not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of Insurer, or to the best of our knowledge, any indenture, agreement, mortgage, deed of trust, or other instrument to which Insurer is a party or by which it is bound, or violate any law, or, to the best of our knowledge, any order, rule or regulation applicable to Insurer of any court or of any federal or state regulatory body, administrative agency or any other governmental instrumentality having jurisdiction over Insurer or any of its properties.

        (4) Insurer has filed with the SEC all statements, notices and other documents required for registration of the Contracts and the Separate Account under the provisions of ICA-40 and SA-33 and the Regulations thereunder; further, there are no contracts or documents of Insurer or relating to the Contracts or the Separate Account which are required to be filed as exhibits to the Registration Statement by SA-33, ICA-40 or the Regulations which have not been so filed.

        (5) The Registration Statement has been declared effective by the SEC or has become effective in accordance with the Regulations.

        (6) Insurer has not received any notice from the SEC with respect to the Registration Statement pursuant to Section 8(e) of ICA-40 and no stop order under SA-33 has been issued and no proceeding therefor has been instituted or threatened by the SEC.

        (7) Insurer has obtained all necessary or customary orders of exemption or approval from the SEC to permit the distribution of the Contracts pursuant to the Agreement and to permit the operation of the Separate Account as contemplated in the related Prospectus, and such orders apply to Underwriter, as principal underwriter for the Contracts and the Separate Account.

        (8) The Registration Statement and the related Prospectus comply in all material respects with the provisions of SA-33 and ICA-40 and the Regulations.

        (9) We have no reason to believe that the Registration Statement (other than any financial statements included therein and any statements or omissions made in reliance upon information furnished to the Company by the Distributor or a Fund (and confirmed in writing) specifically for use in the preparation of the Registration Statement, as to which no opinion is rendered), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances under which they were made, nor do we have any reason to believe that the Prospectus (other than any financial statements included therein and any statements or omissions made in reliance upon information furnished to the Company by the Distributor or a Fund (and confirmed in writing) specifically for use in the preparation of the Registration Statement or Prospectus, as to which no opinion is rendered), as amended or supplemented as of the date hereof, contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein not misleading, in light of the circumstances under which they were made.

        (10) We have no reason to believe that the statements made in the Prospectus under the caption "Tax Status," to the extent that they constitute matters of law or legal conclusions with respect thereto, are not correct in any material respect.

        (11) The Separate Account has been duly established by Insurer and conforms to the description thereof in the Registration Statement and the Prospectus for the Separate Account.

        (12) The form of the Contracts has been approved to the extent required by the New York Superintendent of Insurance.

        (13) The Contracts have been duly authorized by Insurer and conform to the descriptions thereof in the Registration Statement for the Contracts and the related Prospectus and, when issued as contemplated by the Registration Statement, shall constitute legal, validly issued and binding obligations of Insurer in accordance with their terms.

        (14) The Contracts and the Separate Account have been duly registered with the state securities regulatory bodies, administrative agencies, or any other governmental instrumentality with which the Contracts or Separate Account must be registered of the State of New York, to the extent such registration requirements apply.

        (15) To the best of our knowledge, no other consent, approval, authorization or order of any court or governmental authority or agency is required for the issuance or sale of the Contracts, the establishment or operation of the Separate Account, or for the consummation of the transactions contemplated by the Agreement, that has not been obtained.

                         Very truly yours,

                         FIRST SECURITY BENEFIT LIFE INSURANCE
                         AND ANNUITY COMPANY OF NEW YORK

                         By:______________________________
                         Name:
                         Title:

                                October 11, 1995

First Security Benefit Life Insurance
     and Annuity Company of New York

        Re:    Registration Statement No. 33-83240 for
               T. Rowe Price Variable Annuity Account of First
               Security Benefit Life Insurance and Annuity Company of New York

Dear Sirs:

        This letter is delivered to you in connection with (a) the Distribution Agreement dated as of October 11, 1995 between you and T. Rowe Price Investment Services, Inc. ("Underwriter") relating to its distribution of certain variable annuity contracts (the "Contracts"), interests in which have been registered with the Securities and Exchange Commission (the "SEC") pursuant to the Registration Statement identified above, and (b) the Participation Agreement dated as of October 11, 1995, between you and the undersigned relating to the Separate Account's investment in the undersigned. For purposes of such agreements, this letter identifies information we have provided to you for inclusion in the Registration Statement, as amended on Form N-4, filed with the SEC, and the definitive versions of the related prospectus and statement of additional information for the Contracts (the "Prospectus" and "SAI," respectively), as filed with the SEC on _________ in accordance with Rule 497 of the Securities Act of 1933.

        References herein to pages, paragraphs, or sentences are references to such in the definitive versions of the Prospectus and SAI. Capitalized terms used herein and not defined herein have the same meaning as in the Prospectus and SAI.

        The Fund hereby confirms that it has furnished the following information to you specifically for use in the preparation of the Registration Statement, the Amendment, the Prospectus, and SAI (to the extent that the following applies to or describes the Fund and not with respect to information regarding any other mutual fund):

        o The names of the portfolios of the Fund, as they appear on page 2 of the prospectus and page 7 of the prospectus.

        o      The definition of the Fund on page 6 of the prospectus.

        o The "Management Fee," "Other Expenses," and "Total Portfolio Expenses" shown for the portfolios of the Fund in the Expense Table on page 10, and accompanying note.

        o The section entitled "The Funds" beginning on page 12 and ending on page 14, except for the sentence to the effect that ". . . if the Company believes that any Fund's response to any of these events or conflicts insufficiently protects Owners, it will take appropriate action on its own."

        o      The section entitled "The Investment Advisers," on page 14.

        o      The section entitled "Fund Expenses," on page 25.

                                      * * *


                             Very truly yours,

                             T. ROWE PRICE EQUITY SERIES, INC.

                             By:  _________________________
                             Name:
                             Title: Vice President

                                October 11, 1995

First Security Benefit Life Insurance
  and Annuity Company of New York

        Re:    Registration Statement No. 33-83240 for
               T. Rowe Price Variable Annuity Account of First
               Security Benefit Life Insurance and Annuity Company of New York

Dear Sirs:

        This letter is delivered to you in connection with (a) the Distribution Agreement dated as of October 11, 1995 between you and T. Rowe Price Investment Services, Inc. ("Underwriter") relating to its distribution of certain variable annuity contracts (the "Contracts"), interests in which have been registered with the Securities and Exchange Commission (the "SEC") pursuant to the Registration Statement identified above, and (b) the Participation Agreement dated as of October 11, 1995, between you and the undersigned relating to the Separate Account's investment in the undersigned. For purposes of such agreements, this letter identifies information we have provided to you for inclusion in the Registration Statement, as amended, on Form N-4, filed with the SEC, and the definitive versions of the related prospectus and statement of additional information for the Contracts (the "Prospectus" and "SAI," respectively), as filed with the SEC on _________ in accordance with Rule 497 of the Securities Act of 1933.

        References herein to pages, paragraphs, or sentences are references to such in the definitive versions of the Prospectus and SAI. Capitalized terms used herein and not defined herein have the same meaning as in the Prospectus and SAI.

        The Fund hereby confirms that it has furnished the following information to you specifically for use in the preparation of the Registration Statement, the Amendment, the Prospectus, and SAI (to the extent that the following applies to or describes the Fund and not with respect to information regarding any other mutual fund):

        o The names of the portfolios of the Fund, as they appear on page 2 of the prospectus and page 7 of the prospectus.

        o      The definition of the Fund on page 6 of the prospectus.

        o The "Management Fee," "Other Expenses," and "Total Portfolio Expenses" shown for the portfolios of the Fund in the Expense Table on page 10, and accompanying note.

        o The section entitled "The Funds" beginning on page 12 and ending on page 14, except for the sentence to the effect that ". . . if the Company believes that any Fund's response to any of these events or conflicts insufficiently protects Owners, it will take appropriate action on its own."

        o      The section entitled "The Investment Advisers," on page 14.

        o      The section entitled "Fund Expenses," on page 25.

                                      * * *


                             Very truly yours,

                             T. ROWE PRICE FIXED INCOME SERIES, INC.

                             By:  _________________________
                             Name:
                             Title: Vice President

                                October 11, 1995

First Security Benefit Life Insurance
   and Annuity Company of New York

        Re:    Registration Statement No. 33-83240 for
               T. Rowe Price Variable Annuity Account of First
               Security Benefit Life Insurance and Annuity Company of New York

Dear Sirs:

        This letter is delivered to you in connection with (a) the Distribution Agreement dated as of October 11, 1995 between you and T. Rowe Price Investment Services, Inc. ("Underwriter") relating to its distribution of certain variable annuity contracts (the "Contracts"), interests in which have been registered with the Securities and Exchange Commission (the "SEC") pursuant to the Registration Statement identified above, and (b) the Participation Agreement dated as of October 11, 1995 between you and the undersigned relating to the Separate Account's investment in the undersigned. For purposes of such agreements, this letter identifies information we have provided to you for inclusion in the Registration Statement, as amended, on Form N-4, filed with the SEC, and the definitive versions of the related prospectus and statement of additional information for the Contracts (the "Prospectus" and "SAI," respectively), as filed with the SEC on _________ in accordance with Rule 497 of the Securities Act of 1933.

        References herein to pages, paragraphs, or sentences are references to such in the definitive versions of the Prospectus and SAI. Capitalized terms used herein and not defined herein have the same meaning as in the Prospectus and SAI.

        The Fund hereby confirms that it has furnished the following information to you specifically for use in the preparation of the Registration Statement, the Amendment, the Prospectus, and SAI (to the extent that the following applies to or describes the Fund and not with respect to information regarding any other mutual fund):

        o The names of the portfolios of the Fund, as they appear on page 2 of the prospectus and page 7 of the prospectus.

        o      The definition of the Fund on page 6 of the prospectus.

        o The "Management Fee," "Other Expenses," and "Total Portfolio Expenses" shown for the portfolios of the Fund in the Expense Table on page 10, and accompanying note.

        o The section entitled "The Funds" beginning on page 12 and ending on page 14, except for the sentence to the effect that ". . . if the Company believes that any Fund's response to any of these events or conflicts insufficiently protects Owners, it will take appropriate action on its own."

        o      The section entitled "The Investment Advisers," on page 14.

        o      The section entitled "Fund Expenses," on page 25.

                                      * * *


                             Very truly yours,

                             T. ROWE PRICE INTERNATIONAL SERIES, INC.

                             By:  _________________________
                             Name:
                             Title: Vice President

                                October 11, 1995

First Security Benefit Life Insurance
   and Annuity Company of New York

        Re:    Registration Statement No. 33-83240 for
               T. Rowe Price Variable Annuity Account of First
               Security Benefit Life Insurance and Annuity Company of New York

Dear Sirs:

        This letter is delivered to you in connection with the Distribution Agreement (the "Agreement") dated as of October 11, 1995 between you and the undersigned relating to our distribution of certain variable annuity contracts, interests in which have been registered with the Securities and Exchange Commission (the "SEC") pursuant to the Registration Statement identified above. This letter identifies information we have provided to you for inclusion in the Registration Statement, as amended, on Form N-4, filed with the SEC, and the definitive versions of the related prospectus and statement of additional information for the Contracts (the "Prospectus" and "SAI," respectively), as filed with the SEC on _________ in accordance with Rule 497 of the Securities Act of 1933.

        References herein to pages, paragraphs, or sentences are references to the definitive versions of the Prospectus and SAI. Capitalized terms used herein and not defined herein have the same meaning as in the Prospectus and SAI.

        We have provided the following information to you specifically for use in the preparation of the Registration Statement, the Amendment, the Prospectus, and the SAI:

        o The second and third sentences under the caption, "Application for a Contract," on page 15 to the extent of references to the Underwriter'seffectuation of redemptions from the T.Rowe Price mutual funds.

        o The fourth sentence under the heading "Purchase Payments," on page 16, to the extent of references to redemption of Fund shares.

        o      The paragraph captioned "Distribution of the Contracts," on page
               42.

        o Item 29 of Part C of the Amendment, which lists officers of Underwriter.

        Further, to the extent Investment Services has agreed to perform an administrative or operational service specifically described in the Prospectus and not referred to in the preceding paragraph, you may rely upon the fact that Investment Services shall perform such service.

                                           *          *          *

        It is understood that the opinion of counsel to First Security Benefit Life Insurance and Annuity Company of New York to be furnished to us in accordance with section 2 of the Distribution Agreement will not cover (i.e., will specifically exclude) all of the information referred to above, as well as all information confirmed in writing by or on behalf of the Funds as being provided by the Funds, and any omissions relating to, arising out of, or pertaining to such provided information.

                             Very truly yours,

                             T. ROWE PRICE INVESTMENT SERVICES, INC.

                             By:  _________________________
                             Name:  Nancy M. Morris
                             Title: Vice President

                                   SCHEDULE 1

                         Contracts Subject to Agreement

  Contract Marketing Name         Policy Form Nos.         SEC Registration No.
---------------------------- --------------------------- -----------------------
   T. Rowe Price No-Load      FSB 200; FSB 201 (4-94);     File No. 33-83240
---------------------------- --------------------------- -----------------------
     Variable Annuity             FSB 201 (4-94)U;         File No. 811-8726
---------------------------- --------------------------- -----------------------
                                  FSB 202 (4-94);
---------------------------- --------------------------- -----------------------
                                  FSB 203 (4-94);
---------------------------- --------------------------- -----------------------
                                  FSB 211 (4-94);
---------------------------- --------------------------- -----------------------
                                   FSB 212 (4-94)
---------------------------- --------------------------- -----------------------

                                   SCHEDULE 2
                                   ----------

                    Separate Accounts, Subaccounts and Funds
                          Available Under the Contracts

-------------------------------- ---------------------------------- -----------------------------------
  Separate Account                        Subaccount                            Funds
-------------------------------- ---------------------------------- -----------------------------------
 T. Rowe Price Variable Annuity                                     T. Rowe Price Equity Series, Inc.
 Account of First Security Benefit
 Life Insurance and Annuity Company     o   New America Growth Subaccount o   T. Rowe Price New America
 of New York                                                                  Growth Portfolio
                                        o   Equity Income Subaccount
                                                                          o   T. Rowe Price Equity Income
                                        o   Personal Strategy Balanced        Portfolio
                                            Subaccount
                                                                          o   Personal Strategy
                                                                              Balanced Portfolio
                                      ----------------------------- -----------------------------------
                                                                    T. Rowe Price International
                                                                    Series, Inc.

                                        o   International                 o   T. Rowe Price
                                            Stock Subaccount                  International Stock
                                                                              Portfolio
                                      ----------------------------- -----------------------------------
                                                                     T. Rowe Price Fixed Income
                                                                     Series, Inc.

                                        o   Limited-Term Bond             o   T. Rowe Price Limited-Term
                                            Subaccount                         Bond Portfolio

                                      ============================= ===================================